                                                                    EXHIBIT G

                               IRREVOCABLE PROXY

     I, Richard Jelinek, the undersigned warrant holder of Medicus Systems Corporation, a Delaware corporation ("Medicus"), hereby appoint QuadraMed Corporation, a Delaware corporation ("QuadraMed") my attorney and proxy, with full power of substitution and resubstitution, to the full extent of my rights with respect to 220,000 shares of Medicus Common Stock issuable upon exercise of outstanding warrants to purchase Medicus Common Stock held by me (the "Warrant Shares").

     Upon the execution hereof, all prior proxies given by me with respect to the Warrant Shares are hereby revoked.

     The attorney and proxy named above will be empowered at any time prior to the expiration of this proxy to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Warrant Shares) as such designees, or any of them, in their or its sole discretion, deem proper in respect of any matter at a meeting of stockholders, or any written consent in lieu of a meeting of stockholders.

     This proxy, which is coupled with QuadraMed's interest in the Warrant Shares, is irrevocable.

     Upon request from QuadraMed, I agree to execute and deliver any additional documents deemed by the above named attorneys and proxies to be necessary or desirable to effect the proxy created hereby.

     Any obligations of hereunder shall be binding upon my successors and assigns.

Dated: November 9, 1997.

                                        RICHARD JELINEK

                                        By:   /s/ RICHARD JELINEK
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                                        Name: Richard C. Jelinek
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                                        Title:
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